Exhibit 3(c)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         ONCOR ELECTRIC DELIVERY COMPANY


Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation to be effective as set forth herein.

                                    ARTICLE I

The name of the corporation is Oncor Electric Delivery Company.

                                   ARTICLE II

The following amendment to the Articles of Incorporation of the corporation was adopted by the sole shareholder of the corporation on July 8, 2002. The Articles of Incorporation are amended to split the shares of common stock of the corporation on a 69,000-for-1 basis.

The amendment alters or changes Article Four of the Articles of Incorporation and the full text of Article Four is amended to read as follows:

                                  "ARTICLE FOUR

          The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, without par value.

          Each share of Common Stock of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the close of business on July 31, 2002 is changed into and reclassified as 69,000 fully paid and nonassessable shares of Common Stock, without par value, and at the close of business on such date, each holder of record of Common Stock shall, without further action, be and become the holder of 68,999 additional shares of Common Stock for each share of Common Stock held of record immediately prior thereto as determined by the Board of Directors. Effective at the close of business on such date, each certificate representing shares of Common Stock outstanding or held in treasury immediately prior to such time shall continue to represent the same number of shares of Common Stock and as promptly as practicable thereafter, the Corporation shall issue and cause to be delivered to each holder of record of shares of Common Stock at the close of business on such date an additional certificate or certificates representing 68,999 additional shares of Common Stock for each share of Common Stock held of record immediately prior thereto."

                                   ARTICLE III

The number of shares of the corporation outstanding at the time of such adoption was 998; and the number of shares entitled to vote thereon was 998.

                                   ARTICLE IV

The approval of the Articles of Amendment was duly authorized by all action required by the laws under which the corporation is incorporated and by its constituent documents. The number of outstanding shares of each class or series of stock of the corporation entitled to vote, with other shares or as a class, on the Articles of Amendment are as follows:


     Number of Shares         Class or Series           Number of Shares
     ----------------         ---------------           ----------------
     Outstanding                                        Entitled to Vote as a
     -----------                                        ---------------------
                                                        Class or Series
                                                        ---------------

     998                      Common                    998

                                    ARTICLE V

The number of shares, not entitled to vote only as a class, voted for and against the Articles of Amendment, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Articles of Amendment, are as follows:


     Total Voted     Total Voted     Class or Series     Number of Shares
     -----------     -----------     ---------------     ----------------
     For             Against                             Entitled to Vote as
     ---             -------                             -------------------
                                                         Class or Series
                                                         ---------------

                                                         Voted For   Voted
                                                         ---------   -----
                                                                     Against
                                                                     -------

     998             0               Common              998         0


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


                                   ARTICLE VI

These Articles of Amendment split and reclassify each of the 998 shares of common stock of the Corporation issued and outstanding on the effective date to be 69,000 shares of common stock, or an aggregate of 68,862,000 shares of common stock.

                                   ARTICLE VII

These Articles of Amendment do not effect a change in the aggregate stated capital of the corporation.

                                  ARTICLE VIII

These Articles of Amendment shall be effective on July 31, 2002 in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

                                         ONCOR ELECTRIC DELIVERY COMPANY


                                         By: /s/ Diane J. Kubin
                                            -------------------------------
                                             Diane J. Kubin,
                                             An Authorized Officer


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